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                                                                   EXHIBIT 10.15

                      MEMBER'S INTEREST PURCHASE AGREEMENT


        This Member's Interest Purchase Agreement ("Agreement") is made effective as of August 13, 1999 (the "Effective Date"), by and among PAN PACIFIC RETAIL PROPERTIES, INC., a Maryland corporation, and PAN PACIFIC (RLP), INC., a California corporation (collectively, "Buyer"), and STANLEY W. GRIBBLE, AS TRUSTEE OF THE STANLEY W. GRIBBLE TRUST, under trust agreement dated September 24, 1991, as amended ("Seller"), with the consent and cooperation of PAN PACIFIC (RANCHO LAS PALMAS), LLC, a Nevada limited liability company (the "Company"), and the Members thereof.

                                    RECITALS

        WHEREAS, the Company was formed on the 23rd day of September, 1999, by filing Articles of Organization of the Company with the Nevada Secretary of State;

        WHEREAS, immediately prior to the Effective Date of this Agreement, Rancho Las Palmas Center Associates, a California Limited Partnership (the "Partnership") was the sole owner of the Real Property which is subject to the Loan;

        WHEREAS, prior to the Effective Date of this Agreement the Partnership has contributed the Real Property to the Company pursuant to the Contribution Agreement and will receive in exchange therefore Managing Member Units and Non-Managing Member Units in the Company in accordance with the Contribution Agreement;

        WHEREAS, immediately subsequent to the foregoing exchange, the Partnership will distribute all of the Managing Member Units it receives in the exchange to Seller, and all of the Non-Managing Member Units to Ronald C. Waranch as Trustee of the Ronald Charles Waranch Intervivos Trust under trust agreement dated July 6, 1995 (the "Waranch Trust");

        WHEREAS, immediately following the distribution of the Managing Member Units to the Gribble Trust, the Gribble Trust desires to sell, transfer and convey all of its right, title and interest in and to such Managing Member Units to the Buyer pursuant to this Agreement, and upon the consummation of such sale, transfer, and conveyance, Seller will no longer have any interest in the Company and will have withdrawn with the consent of the other Members as a Member in the Company;

                                    AGREEMENT

        The parties, intending to be legally bound, agree as follows:

             1. DEFINITIONS. For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

        "ASSUMPTION" -- as defined in the Contribution Agreement.



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        "BEST EFFORTS" -- the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

        "BREACH" -- a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

        "BUSINESS DAY" -- any day other than a Saturday, Sunday or a Holiday.

        "BUYER" -- as defined in the first paragraph of this Agreement.

        "CLOSING" -- as defined in Section 2.3.

        "CLOSING DATE" -- the date and time as of which the Closing actually takes place.

        "COMPANY" -- Pan Pacific (Rancho Las Palmas), LLC, a Nevada limited liability company.

        "CONSENT" -- any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

        "CONTEMPLATED TRANSACTIONS" -- all of the transactions contemplated by this Agreement, including:

        (a) the sale of all of Seller's Managing Member Units by Seller to Buyer; and

        (b) the performance by Buyer and Seller of their respective covenants and obligations under this Agreement.

        "CONTRACT" -- any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

        "CONTRIBUTION AGREEMENT" -- the Contribution Agreement by and between the Partnership and the Company pursuant to which the Real Property was contributed to the Company in exchange for Managing Member Units and Non-Managing Member Units.

        "DAMAGES" -- as defined in Section 10.2.



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        "ENCUMBRANCE" -- any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

        "ESCROW AGREEMENT" -- as defined in Section 2.4.

        "ESCROW HOLDER" -- the Company where escrow shall be established, whose address for this transaction shall be:

                  Transnation Title Insurance Company
                  2200 US Bancorp Tower
                  111 SW 5th Avenue
                  Portland, OR  97201
                  Attn:  Theresa Kilmer

                  Telephone No: 503-222-9931
                  Facsimile No: 503-228-4276

        "ESCROW PERIOD" -- the period from and after the Effective Date through the Closing Date or any earlier termination of this Agreement.

        "GOVERNMENTAL AUTHORIZATION" -- any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

        "GOVERNMENTAL BODY" -- any:

        (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

        (b) federal, state, local, municipal, foreign, or other government;

        (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

        (d) multi-national organization or body; or

        (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

        "INFORMATION" -- all documents, reports, studies, and other information or materials (including, without limitation, the Records) delivered or disclosed to Buyer by Seller or their agents.



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        "IRC" -- the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

        "IRS" -- the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

        "KNOWLEDGE" -- an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter.

A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

        "LEGAL REQUIREMENT" -- any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

        "LENDER" -- as defined in the Contribution Agreement.

        "LIEN" -- any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

        "LOAN" -- that certain loan in the approximate unpaid principal amount of $12,500,000.00 secured by a deed of trust and security agreement encumbering the Company's ownership interest in the Property.

        "MANAGING MEMBER UNIT" -- has the meaning set forth in the Operating Agreement.

        "NON-MANAGING MEMBER UNIT" -- has the meaning set forth in the Operating Agreement.

        "ORDER" -- any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

        "ORDINARY COURSE OF BUSINESS" -- an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

        (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;



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        (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

        (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

        "ORGANIZATIONAL DOCUMENTS" -- (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

        "PARTNERSHIP" -- as defined in the Recitals of this Agreement.

        "PERSON" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability Company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

        "PROCEEDING" -- any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

        "REAL PROPERTY" -- shall have the meaning set forth in the Contribution Agreement.

        "RELATED PERSON" -- with respect to a particular individual:

        (a) each other member of such individual's Family;

        (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

        (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

        (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

        With respect to a specified Person other than an individual:

        (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;



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        (b) any Person that holds a Material Interest in such specified Person;

        (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

        (d) any Person in which such specified Person holds a Material Interest;

        (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

        (f) any Related Person of any individual described in clause (b) or (c).

        For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least ten percent (10.0%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10.0%) of the outstanding equity securities or equity interests in a Person.

        "REPRESENTATIVE" -- with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

        "SECURITIES ACT" -- the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

        "SELLER" -- as defined in the first paragraph of this Agreement.

        "SELLER'S RELEASES" -- as defined in Section 2.5.A.

        "THREATENED" -- a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

             2. AGREEMENT OF SALE AND TRANSFER OF SELLER'S INTEREST IN THE COMPANY; DUE DILIGENCE; CLOSING



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             2.1 MEMBER'S INTEREST. Subject to the terms and conditions of this
Agreement, at the Closing, Seller will sell and transfer all of its Managing Member Units in the Company to Buyer, and Buyer will purchase all of Seller's Managing Member Units in the Company from Seller.

             2.2 PURCHASE PRICE. The purchase price (the "Purchase Price") for the Seller's Managing Member Units will be determined by subtracting from the sum of Twenty Million Two Hundred Thousand and No/100ths Dollars ($20,200,000.00); (a) the unpaid principal balance of the Loan plus all interest accrued thereon as of the Closing Date; and (b) The Partnership's share of all Closing Costs as that term is defined in the Contribution Agreement, and multiplying the resulting amount times sixteen percent (16.0%).

             2.3 CLOSING. The purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of the Escrow Holder on the date that is three (3) days after Lender advises the Company that the Assumption has been approved and that Lender is ready to close the Assumption; or (ii) at such other time and place as the parties may agree. Subject to the provisions of
Section 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this
Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

             2.4 ESCROW AGREEMENT. Within ten (10) days following the mutual execution and delivery of this Agreement, Buyer and Seller will enter into an escrow agreement in the form of EXHIBIT "1" attached hereto (the "Escrow Agreement") with Escrow Holder.

             2.5 CLOSING OBLIGATIONS. At the Closing:

                    A. Seller will deliver to Buyer:

                         (1) Certificate No. 1, representing all of the Managing
Member's Units in the Company, duly endorsed for the transfer and conveyance by Seller to Buyer;

                         (2) releases in the form of EXHIBIT "2" attached hereto
executed by Seller and any Related Person of Seller designated by Buyer;

                         (3) a certificate executed by Seller representing and
warranting to Buyer that each of Seller's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date; and

                         (4) the opinion of Seller's counsel and the other
documents referred to in Section 7.11B.

                    B. Buyer will deliver to Seller:



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                         (1) the Purchase Price, in the form of a bank cashier's
or certified check payable to the order of Seller or by wire transfer to such accounts as are specified in writing by Seller; and

                         (2) a certificate executed by Buyer to the effect that
each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date.



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             3. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer as follows:

             3.1 ORGANIZATION AND GOOD STANDING. Seller has not, through any act or failure to act, caused the Company to cease to be a limited liability company that is validly existing and in good standing under the laws of Nevada, with full power and authority to conduct its business as it is now being conducted, and to own or use the properties and assets that it purports to own or use.

             3.2 AUTHORITY; NO CONFLICT.

                    A. This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms. Upon the execution and delivery by Seller of the Escrow Agreement, it will constitute the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms. Seller has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Escrow Agreement and to perform its obligations under this Agreement and the Escrow Agreement.

                    B. The execution and delivery of this Agreement and the Escrow Agreement, and the consummation or performance of any of the Contemplated Transactions will not directly or indirectly (with or without notice or lapse of time):

                         (1) as a result of any act or failure to act on the
part of Seller or any predecessor in interest of Seller, contravene, conflict with, or result in a violation of any provision of the Organizational Documents of the Company;

                         (2) contravene, conflict with, or result in a violation
of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company, as a result of any act or failure to act on the part of Seller or any predecessor in interest of Seller, or Seller, or any of the assets owned or used by the Company, as a result of any act or failure to act on the part of Seller or any predecessor in interest of Seller, may be subject;

                         (3) except for any Tax resulting solely from Buyer's
status as a REIT, cause Buyer or the Company to become subject to, or to become liable for the payment of, any Tax;

                         (4) cause any of the assets owned by the Company to be
reassessed or revalued by any taxing authority or other Governmental Body;

                         (5) result in the imposition or creation of any
Encumbrance upon or with respect to any of the assets owned or used by the Company.



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Seller is not and will not be required to give any notice to or obtain any
Consent from any Person in connection with the execution and delivery of this Agreement or the Escrow Agreement or the consummation or performance of any of the Contemplated Transactions, other than those Consents which have or will have been obtained at or prior to the Closing.

             3.3 EQUITY INTERESTS. The equity interests of Seller in the Company immediately prior to the Closing, will consist of sixteen percent (16.0%) of the Members' Interests, all of which shall be in Managing Member Units, the exact number of which shall be determined in accordance with the Contribution Agreement, and no other Person owns or will own Managing Member Units.

        All of the Managing Member Units in the Company that have been or will be issued to Seller have been duly authorized, validly issued and are fully paid. Except for this Agreement and the Contribution Agreement, there are no contracts or agreements to which Seller or any predecessor in interest to Seller is a party relating to the issuance, sale, or transfer of any Units in the Company.

             3.4 LEGAL PROCEEDINGS; ORDERS.

                    A. There is no pending Proceeding:

                         (1) that to the Knowledge of Seller has been commenced
by or against the Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company; or

                         (2) that challenges, or that may have the effect of
preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

                    B. To the Knowledge of Seller: (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

                    C. Except as set forth in EXHIBIT "3" attached hereto:

                         (1) to the Knowledge of Seller, there is no Order to
which the Company, or any of the assets owned or used by the Company, is subject;

                         (2) Seller is not subject to any Order that relates to
the business of, or any of the assets owned or used by, the Company.

             3.5 SECTION 754 ELECTION. The Partnership shall duly file and have in effect for the tax year of the Partnership in which the Contemplated Transactions are consummated, a valid election under Section 754 of the Code.



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             3.6 CONSENT TO TRANSFER. All of the Members in the Company have or will have consented prior to the Closing to the Contemplated Transactions in accordance with the Organizational Documents of the Company.

             3.7 INDEPENDENT COUNSEL. Seller has had independent counsel with respect to the tax and legal effects of this Agreement, the Contribution Agreement, and all related agreements, documents, exhibits, instruments referred to herein or therein, and the Contemplated Transactions, and Seller is not relying on any advice or statements of Buyer or any of its agents or employees with respect thereto.

             3.8 SELLER'S TITLE. Seller is, or prior to the Closing will be, the owner, beneficially and of record, of all of Seller's Managing Member Units free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges and restrictions.

             3.9 DISCLOSURE

                    A. No representation or warranty of Seller in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                    B. No notice given pursuant to Section 5.2 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

             4. REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer represents and warrants to Seller as follows:

             4.1 ORGANIZATION AND GOOD STANDING. Buyer is two (2) corporations duly organized, validly existing, and in good standing under the laws of the State of Maryland and the State of Nevada, respectively, with full power and authority to conduct its business as it is now being conducted, and to own or use the properties and assets that it purports to own or use.

             4.2 AUTHORITY; NO CONFLICT.

                    A. This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the Escrow Agreement, it will constitute the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Escrow Agreement and to perform its obligations under this Agreement and the Escrow Agreement.



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                    B. The execution and delivery of this Agreement and the
Escrow Agreement, and the consummation or performance of any of the Contemplated Transactions will not directly or indirectly (with or without notice or lapse of time):

                         (1) as a result of any act or failure to act on the
part of Buyer contravene, conflict with, or result in a violation of any provision of the Organizational Documents of the Company;


                         (2) cause any of the assets owned by the Company to be
reassessed or revalued by any taxing authority or other Governmental Body;

                         (3) result in the imposition or creation of any
Encumbrance upon or with respect to any of the assets owned or used by the Company.

                         (4) any provision of Buyer's Organizational Documents;

                         (5) any resolution adopted by the board of directors or
the stockholders of Buyer;

                         (6) any Legal Requirement or Order to which Buyer may
be subject; or

                         (7) any Contract to which Buyer is a party or by which
Buyer may be bound.

Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

             4.3 CERTAIN PROCEEDINGS. The provisions of Section 3.4 are incorporated herein as if fully set forth except "Buyer" shall be substituted for "Seller" as the same appear in said Section. There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened.

             4.4 INDEPENDENT COUNSEL. The provisions of Section 3.7 are incorporated herein as if fully set forth except "Buyer" shall be substituted for "Seller" as the same appear in said Section.

             4.5 DISCLOSURE. The provisions of Section 3.9A are incorporated herein as if fully set forth except "Buyer" shall be substituted for "Seller" as the same appear in said Section.

             5. COVENANTS OF SELLER PRIOR TO CLOSING DATE



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             5.1 REQUIRED APPROVALS. As promptly as practicable after the date of this Agreement, Seller will make all filings required by Legal Requirements to be made by it in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Seller will (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and
(b) cooperate with Buyer in obtaining all Consents required to consummate the Contemplated Transactions.

             5.2 NOTIFICATION. Between the date of this Agreement and the Closing Date, Seller will promptly notify Buyer in writing if Seller becomes aware of any fact or condition that causes or constitutes a Breach of any of Seller's representations and warranties as of the date of this Agreement, or if Seller becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.

             5.3 BEST EFFORTS. Between the date of this Agreement and the Closing Date, Seller will use its Best Efforts to cause the conditions in
Section 7 to be satisfied.

             6. COVENANTS OF BUYER PRIOR TO CLOSING DATE

             6.1 BEST EFFORTS. Between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Section 8 to be satisfied.

             6.2 REQUIRED APPROVALS. As promptly as practicable after the date of this Agreement, Buyer will make all filings required by Legal Requirements to be made by it in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Buyer will (a) cooperate with Seller with respect to all filings that Seller elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and
(b) cooperate with Seller in obtaining all Consents required to consummate the Contemplated Transactions.

             6.3 NOTIFICATION. Between the date of this Agreement and the Closing Date, Buyer will promptly notify Seller in writing if Buyer becomes aware of any fact or condition that causes or constitutes a Breach of any of Buyer's representations and warranties as of the date of this Agreement, or if Buyer becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.

             7. CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE. Buyer's obligation to purchase Seller's Managing Member Units in the Company and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):



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             7.1 ACCURACY OF REPRESENTATIONS All of Seller's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

             7.2 SELLER'S PERFORMANCE

                    A. All of the covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

                    B. Each document required to be delivered pursuant to
Section 2.5 must have been delivered, and each of the other covenants and obligations in Sections 5.1 and 5.3 must have been performed and complied with in all respects.

             7.3 NO PROCEEDINGS. Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

             7.4 NO CLAIM REGARDING INTEREST OWNERSHIP OR SALE PROCEEDS. There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, Seller's Managing Member Units, or any other voting, equity, or ownership interest of Seller in the Company, or (b) is entitled to all or any portion of the Purchase Price payable for Seller's Managing Member Units.

             7.5 NO PROHIBITION. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

             7.6 DUE DILIGENCE REVIEW. Buyer shall have completed its due diligence review within the Inspection Period under the Contribution Agreement, and shall be satisfied or be deemed to be satisfied with the results of such review and assessment, as provided in the Contribution Agreement.

             7.7 RELEASES. At the Closing, Seller and any Related Person of Seller as may be designated by Buyer shall deliver to Buyer Seller's Releases, releasing all claims against Buyer and the Company up to and through the Closing Date, other than with respect to obligations of Buyer under this Agreement.

             7.8 NO INSOLVENCY. The Seller (i) shall not be in receivership or dissolution, (ii) shall not have made an assignment for the benefit of creditors or admitted in writing its inability to pay its debts as they mature, or (iii) shall not have been adjudicated a bankrupt or filed a petition in voluntary bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors under the Federal bankruptcy law or any other similar law or statute of the United States or any jurisdiction and no such petition shall have been filed against Seller.

             7.9 CONCURRENT CLOSINGS. The Company and the Partnership shall have entered into and closed that certain agreement entitled Contribution Agreement and Escrow Instructions.

             7.10 DOWNREIT CONSUMMATION. Company, Buyer and Waranch shall have entered into the Operating Agreement in form and substance acceptable to Buyer and Waranch as of the Closing Date.

             7.11 ADDITIONAL DOCUMENTS. Each of the following documents must have been delivered to Buyer:

                    A. an opinion of Solomon, Ward, Seidenwurm & Smith, LLP, dated the Closing Date, in the form of EXHIBIT "4";

                    B. such other documents as Buyer may reasonably request for the purpose of (i) evidencing the accuracy of any of Seller's representations and warranties, (ii) evidencing the performance by Seller of, or the compliance by Seller with, any covenant or obligation required to be performed or complied with by Seller, (iii) evidencing the satisfaction of any condition referred to in this Section 7, or (iv) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

             8. CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE. Seller's obligation to sell its Managing Member Units and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):

             8.1 ACCURACY OF REPRESENTATIONS. All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

             8.2 BUYER'S PERFORMANCE.

                    A. All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

                    B. Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 2.5.B and must have made the cash payment required to be made by Buyer pursuant to Section 2.5.B(i).

             8.3 NO INJUNCTION. There must not be in effect any Legal Requirement or any injunction or other Order that has been adopted or issued, or has otherwise become effective, which prohibits the sale of the Managing Member Units by Seller to Buyer.

             8.4 NO PROCEEDINGS. Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

             8.5 NO INSOLVENCY. The Buyer (i) shall not be in receivership or dissolution, (ii) shall not have made an assignment for the benefit of creditors or admitted in writing its inability to pay its debts as they mature, or (iii) shall not have been adjudicated a bankrupt or filed a petition in voluntary bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors under the Federal bankruptcy law or any other similar law or statute of the United States or any jurisdiction and no such petition shall have been filed against Buyer.

             8.6 CONCURRENT CLOSINGS. The Company and the Partnership shall have entered into and closed that certain agreement entitled Contribution Agreement and Escrow Instructions.

             9. TERMINATION

             9.1 TERMINATION EVENTS. This Agreement may, by notice given prior to or at the Closing, be terminated:

                    A. by Buyer if there has been a Material Breach of any provision of the Contribution Agreement by any other party and such Breach has not been waived;

                    B. by either Buyer or Seller if a Material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

                    C. (i) by Buyer if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Seller, if any of the conditions in
Section 8 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with his obligations under this Agreement) and Seller has not waived such condition on or before the Closing Date;

                    D. by mutual consent of Buyer and Seller; or

                    E. by either Buyer or Seller if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before the date set forth in Section 2.3.

             9.2 EFFECT OF TERMINATION. Each party's right of termination under
Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 11.1 and 11.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

             10. INDEMNIFICATION; REMEDIES

             10.1 SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE. All representations, warranties, covenants, and obligations in this Agreement, the certificate delivered pursuant to Section 2.5.A(iii), the certificate delivered pursuant to Section 2.5.B(ii), and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

             10.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER. Seller will indemnify and hold harmless Buyer, the Company, and their respective Representatives, partners, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

                    A. any Breach of any representation or warranty made by Seller in this Agreement or any other certificate or document delivered by Seller pursuant to this Agreement;

                    B. any Breach of any representation or warranty made by Seller in this Agreement as if such representation or warranty were made on and as of the Closing Date;

                    C. any Breach by Seller of any covenant or obligation of Seller in this Agreement;

The remedies provided in this Section 10.2 will not be exclusive of or limit any other remedies that may be available to Buyer or the other Indemnified Persons.

             10.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER. Buyer will indemnify and hold harmless Seller and its Representatives (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

                    A. any Breach of any representation or warranty made by Buyer in this Agreement or any other certificate or document delivered by Buyer pursuant to this Agreement;

                    B. any Breach of any representation or warranty made by Buyer in this Agreement as if such representation or warranty were made on and as of the Closing Date;

                    C. any Breach by Buyer of any covenant or obligation of Buyer in this Agreement;

The remedies provided in this Section 10.3 will not be exclusive of or limit any other remedies that may be available to Seller or the other Indemnified Persons.

             10.4 PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS.

                    A. Promptly after receipt by an Indemnified Person under
Section 10.2 or Section 10.3 of notice of the commencement of any Proceeding against it, such Indemnified Person will, if a claim is to be made against an Indemnifying Person under such Section, give notice to the Indemnifying Person of the commencement of such claim, but the failure to notify the Indemnifying Person will not relieve the Indemnifying Person of any liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the defense of such action is prejudiced by the Indemnifying Person's failure to give such notice.

                    B. If any Proceeding referred to in Section 10.4.A is brought against an Indemnified Person and it gives notice to the Indemnifying Person of the commencement of such Proceeding, the Indemnifying Person will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the Indemnifying Person is also a party to such Proceeding and the Indemnified Person determines in good faith that joint representation would be inappropriate, or (ii) the Indemnifying Person fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the Indemnified Person and, after notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such Proceeding, the Indemnifying Person will not, as long as it diligently conducts such defense, be liable to the Indemnified Person under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the Indemnifying Person assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the Indemnifying Person without the Indemnified Person's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Person, and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person; and (iii) the Indemnified Person will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an Indemnifying Person of the commencement of any Proceeding and the Indemnifying Person does not, within ten days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the defense of such Proceeding, the Indemnifying Person will be bound by any determination made in such Proceeding or any compromise or settlement effected by the Indemnified Person.

                    C. Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise, or settle such Proceeding, but the Indemnifying Person will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

                    D. Buyer and Seller each hereby consents to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agrees that process may be served on Seller or Buyer with respect to such a claim anywhere in the world.

             10.5 PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

             11. GENERAL PROVISIONS

             11.1 EXPENSES. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

             11.2 PUBLIC ANNOUNCEMENTS. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines. Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing, Seller shall, and shall cause the Partnership to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person.

             11.3 CONFIDENTIALITY. Between the date of this Agreement and the Closing Date, Buyer and Seller will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer to maintain in confidence, and not use to the detriment of another party or an Acquired Company any written information stamped "confidential" when originally furnished by another party or the Partnership in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

        If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

             11.4 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or
(c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

         Seller:                Stanley W. Gribble, Trustee
                                The Stanley W. Gribble Trust
                                c/o Bend Properties
                                1920 Main Street
                                Irvine, CA  92614
                                Facsimile No.:  (949) 261-6331

         with a copy to:        Robert F. La Scala, Esq.
                                Solomon Ward Seidenwurm & Smith, LLP
                                401 B Street, Suite 1200
                                San Diego, CA  92101
                                Facsimile No.:  (619) 231-4755

         Buyer:                 Pan Pacific Retail Properties, Inc.
                                1621-B South Melrose Drive
                                Vista, CA  92083
                                Attn:  Steve Boss
                                Facsimile No.:  (760) 727-1274

         with a copy to:        Hale Lane Peek Dennison Howard and Anderson
                                100 W. Liberty Street, Tenth Floor
                                Reno, NV  89501
                                Attn:  William C. Davis
                                Facsimile No.:  775-786-6179

             11.5 FURTHER ASSURANCES. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

             11.6 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

             11.7 ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

             11.8 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, except that Buyer may assign any of its rights, but not its obligations, under this Agreement to any Subsidiary or Related Person of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

             11.9 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

             11.10 SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

             11.11 TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

             11.12 GOVERNING LAW. This Agreement will be governed by the laws of the State of Nevada without regard to conflicts of laws principles.

             11.13 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

        IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

BUYER:                                 SELLER:

PAN PACIFIC RETAIL PROPERTIES, INC.,   THE STANLEY W. GRIBBLE TRUST UNDER
A MARYLAND CORPORATION                 TRUST AGREEMENT DATED SEPTEMBER 24, 1991



By: /s/ JEFFREY S. STAUFFER            /s/ STANLEY W. GRIBBLE
   -----------------------------       -----------------------------------------
    Jeffrey S. Stauffer,               Stanley W. Gribble, Trustee
    Executive Vice President and
    Chief Operating Officer


PAN PACIFIC (RLP) INC.
A CALIFORNIA CORPORATION



By: /s/ JEFFREY S. STAUFFER
    ----------------------------
    Jeffrey S. Stauffer,
    Executive Vice President and
    Chief Operating Officer